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                                                                Exhibit 10(p)(1)
                                                                ================

                        MACHINE TOOLS EQUIPMENT SCHEDULE
                                SCHEDULE NO. 018
                           DATED THIS November 1, 1997
                            TO MASTER LEASE AGREEMENT
                           DATED AS OF August 21, 1989

  Lessor & Mailing Address:                                              Lessee & Mailing Address:
  General Electric Capital Corporation                                   Autocam Corporation
  1787 Sentry Parkway/West 16 Sentry Park/West, Suite 200                4070 E. Paris Avenue
  Blue Bell, PA 19422                                                    Kentwood, MI 49512

  Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement"; the Agreement as it relates to this Schedule, together with this Schedule being collectively referred to as "Lease").

 A. Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "Equipment").

       Number           Capitalized Lessors
       of Units            Cost Per Unit        Manufacturer           Serial Numbers        Model and Type of Equipment
       --------            -------------        ------------           --------------        ---------------------------

       1                    $290,060.00         Tornos Bechler             T.60704            BS-20B Multi Spindle
                                                                                              Automatic Screw Machine

       Equipment immediately listed above is located at: 4070 E. Paris Avenue, Kentwood, Kent County, MI 49512

 B.    Financial Terms
  1.    Advance Rent (if any): $ 3,500.36.                  5.   Basic Term Commencement Date: November 1, 1997.
  2.    Capitalized Lessor's Cost: $290,060.00.             6.   Lessee Federal Tax ID No.: 38-2790152.
  3.    Basic Term (No. of Months): 96 Months.              7.   Last Delivery Date: November 1, 1997.
  4.    Basic Term Lem Rate Factor: .01206771.              8.   Daily Lease Rate Factor: .000402.

  9. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

 10. Interim Rent: For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on Not Applicable.

 11. Basic Term Rent. Commencing on November 1, 1997 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

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  12.  Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

  C.   Tax Benefits.  Depreciation Deductions:

       1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.
       2.  Recovery Period:  Seven (7) Years.
       3.  Basis:  100% of Capitalized Lessors Cost.

  D.   Property Tax

       APPLICABLE TO EQUIPMENT LOCATED IN KENTWOOD, MI: Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

       Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

  E.   Insurance

       1. Public Liability: At least $1,000,000 total liability per occurrence.

       2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

  F.   Article 2A Notice

       IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS Tornos Technologies (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER SECTION XII OF THE AGREEMENT.

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

  G.   Stipulated Loss and Termination Value Table*

             Rental        Termination    Stipulated Loss   Rental        Termination     Stipulated Loss
             Number          Value %         Value %        Number           Value %         Value %
             1               100.705         103.725         49              66.286          70.296
             2               100.169         103.209         50              65.417          69.447
             3               99.613          102.674         51              64.542          68.593
             4               99.051          102.132         52              63.661          67.733
             5               98.483          101.585         53              62.772          66.865
             6               97.905          101.029         54              61.879          65.992
             7               97.319          100.463         55              60.980          65.114
             8               96.724          99.889          56              60.076          64.230
             9               96.120          99.305          57              59.167          63.342
             10              95.510          98.715          58              58.251          62.446
             11              94.890          98.117          59              57.329          61.545
             12              94.262          97.509          60              56.402          60.639
             13              93.627          96.895          61              55.468          59.726
             14              92.994          96.272          62              54.529          58.807
             15              92.331          95.639          63              53.584          57.883
             16              91.672          95.001          64              52.633          56.952
             17              91.007          94.357          65              51.674          56.014
             18              90.334          93.705          66              50.709          55.070
             19              89.655          93.046          67              49.739          54.120
             20              88.969          92.380          68              48.764          53.166
             21              88.275          91.707          69              47.783          52.205
             22              87.575          91.028          70              46.795          51.238
             23              86.868          90.342          71              45.801          50.264
             24              86.154          89.648          72              44.801          49.286
             25              85.433          88.948          73              43.794          48.299
             26              84.705          88.241          74              42.782          47.308
             27              83.970          87.527          75              41.764          46.310
             28              83.229          86.806          76              40.738          45.305
             29              82.481          86.079          77              39.705          44.293
             30              81.728          85.346          78              38.668          43.276
             31              90.968          84.607          79              37.626          42.255
             32              80.203          83.862          80              36.580          41.229
             33              79.432          83.112          81              35.529          40.199
             34              78.655          82.355          82              34.471          39.161
             35              77.871          81.592          83              33.408          38.119
             36              77.082          80.824          94              32.340          37.072
             37              76.286          90.049          85              31.265          36.018
             38              75.484          79.268          86              30.185          34.959
             39              74.677          78.480          87              29.101          33.895
             40              73.862          77.687          88              28.009          32.823
             41              73.042          76.886          89              26.909          31.744
             42              72.216          76.081          90              25.811          30.666
             43              71.385          75.271          91              24.714          29.590
             44              70.549          74.456          92              23.618          28.515
             45              69.708          73.636          93              22.524          27.441
             46              68.861          72.809          94              21.422          26.360
             47              68.008          71.977          95              20.321          25.279


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


             Rental        Termination    Stipulated Loss   Rental        Termination     Stipulated  Loss
             Number          Value %         Value %        Number           Value %         Value %
             49              67.151          71.140          96              19.221          24.200

       *The Stipulated Loss Value of Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

  H.   Modifications and Additions for This Schedule Only

       For purposes of this Schedule only, the Agreement is amended as follows:

       1. Section I(a) of the Agreement is hereby deleted in its entirety and the following substituted in its stead:

           Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule") or, if applicable, to Section A of any Schedule. Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

       2.  EQUIPMENT SPECIFIC PROVISIONS

           RETURN PROVISIONS: In addition to the provisions provided for in
           Section XI of the Lease ("Return of Equipment"), and provided that Lessee has elected not to exercise its option to purchase the Equipment, Lessee shall, at its expense:

           (a) Provide to Lessor at least two hundred forty (240) days prior to the expiration of the Lease a detailed inventory of all components of the Equipment with consideration to the conditions set forth in Section VII ("Service") of the Lease. The inventory should include but not be limited to a detailed listing of all items of the Equipment by both the model and serial number for all components comprising this Agreement.

           (b) Ensure that the Equipment is returned to Lessor as follows: (i) all operating and application specific software used to control the machine will be updated to the most current release available from the manufacturer; (ii) all batteries for control memories must be My charged; (iii) any tooling and/or grinding wheels returned to Lessor at lease termination should be identical to those on the original invoice.

            (c) At least ninety (90) days prior to the expiration of the Lean:
                (i) and upon receiving reasonable notice by Lessor, make the Equipment available for operational inspections (where applicable) by potential purchasers; (ii) cause the Manufacturer(s), or other persons expressly authorized by the Manufacturer and/or Lessor (the "Authorized Inspector"), to inspect, examine and test all material and workmanship to ensure the Equipment is operating within the manufacturer's specifications; (iii) provide to Lessor a written report from the Authorized Inspector detailing said inspection and condition of the Equipment; (iv) if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed Lessee will provide for another inspection of die equipment by the Authorized Inspector as outlined above.

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           (d)  At least forty-five (45) days prior to the expiration of the
                Lease and upon request by Lessor provide, or cause the Manufacturer(s) to provide to Lessor, the following documents:
                (i) one set of service and operating manuals including replacements and/or additions hereto, such that all documentation is completely up to date; (ii) one set of documents detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning die set-up and operation of the Equipment including replacements and additions thereto, such that all documentation is completely up to date.

           (e) Provide for the de-installation, packing and transporting of the Equipment to include, but not limited to the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware); (ii) all process fluids shall be removed from the Equipment and disposed of in accordance with then current waste disposal laws and regulations including regulations specified by the Environmental Protection Agency (EPA) and related government agencies; (iii) dismantling and handling is to be done per the original manufacturer's specifications or normal industry accepted practices for new machines must be followed. Any special transportation devices such as metal skids, lifting slings, brackets, etc., which were with the machine when it originally arrived must be used; (iv) all keys belonging to the Equipment are to be wired together and secured to a major component of d machine; (v) Lessee shall provide for transportation of the Equipment in a manner consistent with die manufacture's recommendations and practices to any locations within the continental United States as Lessor shall direct, and shall have the Equipment unloaded at such locations; (vi) Lessee shall obtain and pay for a policy of await insurance for the delivery period in an amount equal to the replacement value of the Equipment with the Lessor named as loss payee on all such policies of insurance; (vii) Lessee shall provide safe, secure storage for the Equipment for a period of up to one hundred twenty (120) days after expiration or early termination of the Lean at an accessible location satisfactory to Lessor.

           (f) Provide that all Equipment will be cleaned and cosmetically acceptable (free from all Lessee installed markings), and in such condition so that it may be immediately installed and placed into use in a similar operating environment.

           (g) Ensure all Equipment and equipment operations conform to all applicable local, state, EPA, and federal laws, health and safety guidelines.

           (h) Lessor has the right to attempt resale of the Equipment from Lessee's facility with the Lessee's 6A cooperation and assistance, for a period of one hundred twenty (120) days from the expiration of the Lease. During this period, the equipment must remain operational with die necessary electrical power, lighting, heat, water, lubricating fluids, air pollution controls and compressed air necessary to maintain and demonstrate the Equipment to any potential buyer.

        3.  LEASE TERM OPTIONS

            Early Lease Term Options - The Lease is amended by adding the following thereto: EARLY PURCHASE OPTION:

            (a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee. Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase on an AS IS BASIS all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") which is 72 months from the Basic Term Commencement Date for a price equal to FORTY-THREE AND 794/100 percent (43.794%) of the Capitalized Lessor's Cost (the "FMV Early Option Price"), plus all applicable sales taxes.

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                Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in Section XIX(b) hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by Sections VII or XI of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

           (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay die FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash.

  I.   Payment Authorization

       You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

       Company Name                 Address                  Amount

       Tornos Technologies       70 Pocono Road            $290,060.00
                                 Brookfield, CT06804

       This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

       Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable) as of the date stated above; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

       Lessee does further certify, and Lessor hereby waives any requirement of a separate Certificate of Acceptance, that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

       Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

       IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of die date first above written.

LESSOR:                                            LESSEE:
General Electric Capital Corporation               Autocam Corporation

By:  \s\ Stacy Porter                              By:  \s\ Warren A. Veltman
   ------------------                                 -----------------------
Name:  Stacy Porter                                Name:  Warren Veltman
Title:  Region Credit Analyst                      Title:  Treasurer

                                                   Attest
                                                   By:  \s\ Mark R. Scott
                                                   Name:  Mark R. Scott



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